Exhibit 10.1

THIRD AMENDMENT TO
COMMERCIAL LOAN AGREEMENT

This THIRD AMENDMENT TO COMMERCIAL LOAN AGREEMENT, dated as of February 8, 2007 (this “Third Amendment”), is between VERICHIP CORPORATION, a Delaware corporation (the “Borrower”), and APPLIED DIGITAL SOLUTIONS, INC., a Missouri corporation (the “Lender”).

Recitals:

WHEREAS, on December 27, 2005, the Borrower and the Lender entered into a Commercial Loan Agreement (the “Agreement”) pursuant to which Lender made a Loan to Borrower subject to the terms and conditions contained in the Agreement;

WHEREAS, on October 6, 2006, the Borrower and the Lender entered into a First Amendment to Commercial Loan Agreement pursuant to which Lender increased the principal amount of the Loan by Four Million Five Hundred Thousand Dollars ($4,500,000.00) (including a change in the applicable interest rate) in order to meet the Borrower’s working capital needs, IPO costs, and cash needs in connection with Perceptis’ potential election to take its final (deferred) payment in cash and to make certain other amendments to the Agreement contained herein;

WHEREAS, on January 19, 2007, the Borrower and the Lender entered into a Second Amendment to Commercial Loan Agreement pursuant to which Lender increased the principal amount of the Loan by One Million Five Hundred Thousand Dollars ($1,500,000.00) in order to meet the Borrower’s working capital needs and IPO costs;

WHEREAS, Borrower has requested and Lender has agreed, subject to the terms and conditions set forth herein, to amend the payment terms under the Second Amendment to Commercial Loan Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement.

1.	Recitals. The foregoing recitals are true and correct and are hereby incorporated by this reference.

2.
Definitions. All capitalized terms used herein, except as modified or defined in this Third Amendment, shall have the meaning given to such terms in the Agreement. All references to the Agreement in all documents executed by Borrower, Guarantor and/or Bank in connection with the Agreement are hereby deemed to refer to the Agreement, as hereby amended.

3.	Amendments: The following section of the Agreement is hereby amended as follows:

a. Termination of Revolver. Upon the consummation of an IPO, without further need to amend the Agreement, Section I.C. of the Agreement shall be deleted and replaced with the following: “C. Termination of Revolver. Notwithstanding anything contained in this Section 1 or elsewhere to the contrary, from and after the initial public offering of the Borrower’s common stock and the payment by Borrower of the Three Million Five Hundred Thousand Dollars ($3,500,000.00) as required under the Third Amended and Restated Revolving Line of Credit Note, Borrower shall not be entitled to reborrow any amounts hereunder and the Loans shall thereafter be considered a term loan payable in accordance with the terms of such note.”

4.	Conditions Precedent. This Third Amendment shall not be effective until Lender has received the following duly executed documents:

a. This Third Amendment;
b. Third Amended and Restated Revolving Line of Credit Note—Working Capital of even date herewith in the principal amount of $14,500,000.00; and
c. Third Amendment to Security Agreement of even date herewith.

5.
Representations and Warranties. The terms and conditions, representations and warranties, and covenants as set forth in the Agreement and all other loan documents executed by Borrower in favor of Lender in connection with the Loan are hereby ratified and affirmed by Borrower, and Borrower hereby agrees that the said terms and conditions, and covenants are valid, true and correct as if made on the date hereof.

6.
No Implied Modifications; Inconsistencies. Except as expressly modified hereby, all terms and provisions of the Agreement shall remain unchanged and in full force and effect. In the event of an inconsistency between the terms of this Third Amendment and the terms of the Agreement, the terms hereof shall control.

7.	Counterparts. This Third Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument.

8.	Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of New Hampshire.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have by their duly authorized representatives executed this Third Amendment on the date first above written.

BORROWER:

VERICHIP CORPORATION, a Delaware corporation

By:	/s/ William J. Caragol
Print Name:	William J. Caragol
Title:	Chief Financial Officer

LENDER:

APPLIED DIGITAL SOLUTIONS, INC.,
a Missouri corporation

By:	/s/ Lorraine Breece
Print Name:	Lorraine Breece
Title:	Senior Vice President and Chief Accounting Officer